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                                                                     EXHIBIT 4.2

Name of Company:                          SOLARFUN POWER HOLDINGS CO., LTD.
SOLARFUN POWER HOLDINGS CO., LTD.         (Incorporated under the laws of the
                                                    Cayman Islands)

              Number                                    [    ] Ordinary Shares
              [    ]

Number:                  US$50,000 Share Capital divided into
[    ]          500,000,000 ordinary shares of a nominal or par value
                               of US$0.0001 each

Shares:
[    ]        THIS IS TO CERTIFY THAT__________     _________ is the registered

              holder of ________[    ]_______ Ordinary Shares in the above-named
Issued to:
[    ]        Company subject to the amended and restated memorandum and articles of association thereof.

              EXECUTED for and on behalf of the Company on [    ].

Dated [    ]

                                    DIRECTOR _______________________

Transferred from:
[     ]

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     TRANSFER

I                                       (the Transferor) for the value received

DO HEREBY transfer to                                      (the Transferee) the

                                              shares standing in my name in the

undertaking called SOLARFUN POWER HOLDINGS CO., LTD.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

_______________________________             __________________________
Witness                                     Transferor